UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            Date of Report (date of earliest event reported): May 10, 2001


                                 FX ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            Nevada                        0-25386               87-0504461
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(State or other jurisdiction of  (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


                    3006 Highland Drive
                         Suite 206
                   Salt Lake City, Utah                            84106
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         (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's Telephone Number, including Area Code: (801) 486-5555

                                       N/A
              ----------------------------------------------------
              (Former name, former address, and formal fiscal year,
                          if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         On May 10, 2001, FX Energy,  Inc.  published  the  following  text of a conference call. Mr. Pierce stated that the Company was prompted by the number and range of questions it received following its announcement earlier that week that the Chojnice 108-6 well, its second well in the Pomeranian project area, will be plugged and abandoned. The message from stockholders was that they need some guidance from management about the impact of the Chojnice well, and more broadly, a sense of the Company's expectations regarding Poland generally and the potential for the Company to build stockholder value in Poland. The Company has very high expectations regarding its ability to add stockholder value in Poland in the near term.

         With regard to the Chojnice and Tuchola wells, the Company has concessions covering several million acres in northwestern Poland in the region called Pomerania. This land lies along the north shore of a broad Permian age basin that covers most of the northwest quadrant of Poland and continues northwesterly through Germany and the Netherlands, then out into the North Sea. The lower Permian is a prolific producer throughout this region. In Poland alone, along the southern shore of the basin, the lower Permian has produced more than two trillion cubic feet of gas and currently accounts for more than five trillion cubic feet of additional proved reserves with a present value in the range of five billion dollars. The Company believes there is equivalent potential along the north shore, and that is why the Company chose our Pomeranian concession acreage.

         FX Energy's Tuchola discovery this past January made perfect sense in the context of Poland's Permian basin. The well cut 57 meters - about 200 feet - of good dolomite reservoir rock in a lower Permian section called the Main Dolomite. This same Main Dolomite section on the south shore is responsible for the largest field to date in Poland, the BMB field at one trillion cubic feet equivalent. Furthermore, the 2D seismic the Company shot last year showed a whole series of what the Company interpreted as reef buildups that line up northwest to southeast right along the old shoreline. This, too, made perfect sense, because reefs only grow within a narrow band of water depth, and the steep dip of the north shore would tend to concentrate reefs in a linear fashion along the shoreline. When the Tuchola well flowed gas at a high rate on the drillstem test, the Company was ready to move ahead. FX Energy authorized additional seismic along trend to confirm additional buildup prospects and it authorized a second well, Chojnice, to confirm its barrier reef buildup model.

         At that point, the Company's basic exploration model was fairly simple: it identified a series of simple structural features, "buildups," on 2D seismic along a trend parallel to the old shoreline. FX Energy interpreted these features as barrier reef buildups. The results of the Tuchola well supported this interpretation precisely.

         The buildup at the Chojnice location looked to be about twice as thick as at the Tuchola location. If successful, the Chojnice well would have confirmed this simple "barrier reef" model and allowed FX Energy and its partners to commence a robust program of delineation, development and exploitation.

         This was exciting because it would allow FX Energy to move faster and at lower cost using 2D seismic, in contrast to the south shore where POGC has to use 3D seismic. (The south shore was not steep at all, allowing reefs to buildup in "patches," with no significant structural component. POGC became successful on the south shore only when it developed 3D seismic processing techniques to identify the reef

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material directly.  This approach has been very successful for POGC, but is much slower compared to using 2D seismic.)

         The dry hole at Chojnice was a disappointment to FX Energy, but it is not an unusual event at this early stage in the identification of a new production trend. Dry holes are part of the learning curve that E&P companies have to go through in any new area. The key is to apply the lessons learned to the next step in the process. The lesson from the Chojnice well is that the simplest model (structural buildups identifiable on 2D seismic) is not diagnostic. The "buildup," the structural feature, was confirmed in both wells, but the material in that buildup is different at Tuchola than it is at Chojnice. FX Energy has good reservoir rock at Tuchola, but only salt and anhydrite at Chojnice.

         FX Energy is seeking to find the right exploration tool. Simply identifying structural features on 2D seismic is clearly not satisfactory. The Company's next step is to see if it is possible to identify the actual dolomitic reef material (the "facies") with a combination of wellbore velocity data and 2D seismic. FX Energy is setting up right now to test that idea by acquiring a seismic line that connects the two wells to see if it can track the buildup of reef material from a one meter thick section at Chojnice to a 57 meter thick section at Tuchola.

         If this approach works, not only will FX Energy be able to measure the full extent of the Tuchola reservoir, it may also have found a diagnostic tool that will allow it to look at the material that comprises other, undrilled buildups. On the other hand, if this is not the right tool, FX Energy will turn to other geophysical techniques, including possibly the 3D processing techniques that POGC is using so successfully on the south shore, to find an effective diagnostic tool.

         The absence of reservoir rock at Chojnice carries a negative implication for the geophysical tools FX Energy used to select the location; FX Energy must use a better diagnostic tool. But the important thing to keep in mind - and this is the key point - is that Chojnice does not carry a negative implication for the barrier reef model itself. That means the implications of the Tuchola discovery are as potent today as they were before Chojnice was drilled. FX Energy believes the potential along the north shore of the Permian basin where its acreage is located is every bit as good as the prolific south shore.

         By way of overview, FX Energy expects to accomplish the following in Poland in the near term. FX Energy is weaving together three different threads: its existing assets, additional opportunities with POGC, and increased interest in Poland from the energy industry.

         The first thread is its existing assets. At the present time, FX Energy is collecting and processing reservoir data and seismic data from its three discovery wells and its main target areas in Poland. It is conducting reservoir tests on the Tuchola and Wilga wells, it is processing 3D data from the Fences area over the Zaniemysl, Donatowo and Mieszkow targets, it is are collecting velocity and 2D seismic data over the Chojnice/Tuchola area, and it is collecting 2D seismic data over a long stretch of the barrier reef trend in Pomerania. All of this data will be available in about eight weeks for FX Energy to evaluate, at which time it will promptly draw up an operations plan for the second half of this year. FX Energy anticipates that the plan will include at a minimum additional drilling in Pomerania along the barrier reef trend as well as additional drilling in the Fences area.

         The second thread is additional opportunities with POGC. Since the first of the year, FX Energy has been in discussions with POGC about expanding its joint activities in Poland. FX Energy has a long standing and very positive relationship with POGC, and FX Energy believe it is time to take the next step. Several specific ideas have been under discussion since the first of this year, and FX Energy expects to agree on specific operations to be conducted jointly in the second half of this year.

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         Finally,  FX Energy has been  holding  quiet talks since late last year with several energy companies that have expressed interest in working with it in Poland. Poland is beginning to appear on the "radar screens" of more and more energy companies and FX Energy's prominent stature in Poland is perceived as a possible fast track point of entry. FX Energy's recent agreement with Rolls Royce Power Ventures is just one example of this increased industry interest in Poland. While FX Energy has cash and cash flow sufficient to take it well into 2002, it will need funding for capital expenditures later this year and FX Energy thinks industry capital is available for the purpose and will enable it to tackle more and larger opportunities than it could otherwise do on its own.

         FX Energy is quite near tying these three threads together. FX Energy expects that early in the third quarter, it will make a specific plan for operations in the second half of this year based on the evaluation of its existing assets and prospects in Poland and on the opportunities that may be available with POGC. In the same time frame, FX Energy hopes to mature its talks with other energy companies. FX Energy thinks there is more opportunity in Poland today for it and for other western companies than ever before and FX Energy thinks it is the best positioned company to capitalize on those opportunities.

         In summary, FX Energy is better positioned today than it has ever been to bring in value from Poland. FX Energy has one well producing, two more to hook up, three hydrocarbon producing trends to explore and exploit, and a prominent stature in Poland that may well be one of its most important assets. FX Energy recognizes the volatility of its stock and thinks it is hazardous for stockholders to place too much emphasis on single events. FX Energy believes it is an incredible value at today's price and will remain a solid long-term investment. FX Energy expects significant near term progress in Poland.

                                  -------------------

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2000 annual report on Form 10-K and other SEC reports.

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                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                 FX ENERGY, INC.
                                                 Registrant

Dated:  May 15, 2001                             By  /s/ Scott J. Duncan
                                                     -------------------
                                                     Scott J. Duncan,
                                                     Vice-President

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